Exhibit 99.2
ELECTION FORM AND LETTER OF TRANSMITTAL
TO ACCOMPANY CERTIFICATE(S) REPRESENTING
SHARES OF COMMON STOCK OF
CITY BANCORP
This Election Form and Letter of Transmittal should be completed, signed and returned, together with your City Bancorp certificate(s) to:
COMPUTERSHARE TRUST COMPANY, N.A., EXCHANGE AGENT

By Mail:	By Overnight Delivery:

Computershare Trust Company, N.A. P.O. Box 859208 Braintree, Massachusetts 02185-9208 Attention: Corporate Actions	Computershare Trust Company, N.A. 161 Bay State Drive Braintree, Massachusetts 02184 Attention: Corporate Actions
DO NOT SEND THE ENCLOSED FORM OR STOCK CERTIFICATE(S) TO CITY BANCORP OR BANCORPSOUTH, INC.
For Information Call: [•]
Delivery of this instrument to an address other than as set forth above does not constitute a valid delivery.
     In connection with the Agreement and Plan of Merger, dated as of October 31, 2006, between BancorpSouth, Inc., a Mississippi corporation, and City Bancorp, a Missouri corporation, pursuant to which, subject to the fulfillment of certain conditions, City Bancorp will be merged with and into BancorpSouth, with BancorpSouth surviving, you have been asked to elect the form of merger consideration you wish to receive and to send to the exchange agent for exchange, on the terms and conditions set forth in the merger agreement and this election form and letter of transmittal, certificate(s) representing shares of the outstanding common stock of City Bancorp as described below.
COMPLETING AND RETURNING THIS ELECTION FORM AND LETTER OF TRANSMITTAL DOES NOT HAVE THE EFFECT OF CASTING A VOTE WITH RESPECT TO THE APPROVAL OF THE MERGER AGREEMENT AT THE SPECIAL MEETING OF THE CITY BANCORP SHAREHOLDERS, NOR DOES IT SATISFY ANY OF THE REQUIREMENTS FOR THE ASSERTION OF DISSENTERS’ RIGHTS, AS DESCRIBED IN THE PROXY STATEMENT/PROSPECTUS RELATED TO THE MERGER. IN ORDER TO VOTE ON THE MERGER AGREEMENT, YOU SHOULD ALSO COMPLETE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD TO CITY BANCORP IN THE ENCLOSED WHITE POSTAGE PAID BUSINESS REPLY ENVELOPE, OR IN PERSON AT THE SPECIAL MEETING OF THE CITY BANCORP SHAREHOLDERS.
PLEASE READ AND FOLLOW CAREFULLY THE ACCOMPANYING INSTRUCTIONS FOR BOTH THE ELECTION AND THE TRANSMITTAL OF YOUR CERTIFICATE(S).

PART I. ELECTION
IMPORTANT INFORMATION WITH RESPECT TO THE ELECTION
     If you wish to make an election with respect to the form of consideration to be received in exchange for any or all of your shares of City Bancorp common stock in connection with the merger of City Bancorp with BancorpSouth, you must (1) complete the election form and sign in the space provided and (2) mail or deliver the completed election form in the enclosed brown envelope to the exchange agent at one of the addresses listed above.
     Please also use the enclosed brown envelope, addressed to the exchange agent, to return:
•	all of your City Bancorp stock certificates and;

•	the letter of transmittal (pursuant to the instructions set forth in Part II of this document).
     ALL CITY BANCORP STOCK CERTIFICATES MUST BE SUBMITTED NO MATTER WHAT ELECTION YOU MAKE. If any of your City Bancorp stock certificates are held by a broker, bank or other nominee, please review the instructions below on what to do with respect to those shares. If the merger agreement is not approved, the exchange agent will return your City Bancorp stock certificates to you.
     TO MAKE AN EFFECTIVE ELECTION, THIS ELECTION FORM AND LETTER OF TRANSMITTAL MUST BE RECEIVED BY COMPUTERSHARE TRUST COMPANY, N.A., THE EXCHANGE AGENT, NO LATER THAN 5:00 P.M., CENTRAL STANDARD TIME, ON [•], 2007 (10 BUSINESS DAYS FOLLOWING THE CITY BANCORP SPECIAL MEETING OF SHAREHOLDERS). ANY SHARES OF CITY BANCORP COMMON STOCK FOR WHICH YOU DO NOT MAKE AN ELECTION BY 5:00 P.M. ON [•], 2007 WILL BE CONVERTED INTO THE RIGHT TO RECEIVE CONSIDERATION IN SUCH FORM OF CASH AND/OR SHARES OF BANCORPSOUTH COMMON STOCK AS BANCORPSOUTH SHALL DETERMINE CONSISTENT WITH THE TERMS OF THE MERGER AGREEMENT AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS.
     Pursuant to the merger agreement, in exchange for your shares of City Bancorp common stock, you may elect to receive cash in the amount of $34.08 per share, or a number of shares of BancorpSouth common stock determined by the exchange ratio (as described in the merger agreement), or a combination of cash and shares of BancorpSouth common stock. Your ability to receive cash is subject to certain limitations, and the number of shares for which you elect to receive cash may be reduced in certain circumstances, all as described in the accompanying Proxy Statement/Prospectus.
     You elect, as indicated in the form below, to have the specified number of your shares of common stock of City Bancorp converted, at the effective time of the merger, into the consideration of cash, shares of BancorpSouth common stock or a combination of cash and shares of BancorpSouth common stock indicated below. Your options are as follows:
•	To exchange all shares of City Bancorp common stock for cash;

•	To exchange all shares of City Bancorp common stock for BancorpSouth common stock; or

•	To exchange some shares of City Bancorp common stock for cash and some shares of City Bancorp common stock for shares of BancorpSouth common stock.
     You should understand that this election is subject to the terms, conditions and limitations set forth in the merger agreement and described in the accompanying Proxy Statement/Prospectus.
     CHECKS FOR THE CASH CONSIDERATION AND THE BANCORPSOUTH COMMON STOCK CERTIFICATES WILL NOT BE SENT TO YOU UNTIL AFTER THE MERGER HAS BEEN COMPLETED AND THE EXCHANGE AGENT HAS RECEIVED ALL ADDITIONAL DOCUMENTS IT MAY REQUIRE. NO INTEREST WILL ACCRUE OR BE PAYABLE ON THE MERGER CONSIDERATION, INCLUDING ANY CASH CONSIDERATION.

     NOTE: DIFFERENT ELECTIONS HAVE DIFFERENT TAX CONSEQUENCES. FOR INFORMATION ON THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF MAKING A GIVEN ELECTION, SEE “THE MERGER – MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES” IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS. HOLDERS OF CITY BANCORP COMMON STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES OF THE MERGER TO SUCH HOLDERS, INCLUDING TAX REPORTING REQUIREMENTS AND TAX CONSEQUENCES UNDER STATE, LOCAL AND FOREIGN LAW.
     The election procedures, including the aggregate BancorpSouth common stock and cash to be paid by BancorpSouth in the merger, are set forth in the merger agreement and summarized in the accompanying Proxy Statement/Prospectus under “THE MERGER AGREEMENT – Terms of the Merger,” “– Cash or Stock Election” and “– Election Procedures; Surrender of Stock Certificates.” You should review those documents for a complete and accurate description of the process for determining the merger consideration you will receive. The merger agreement provides that 50% of the outstanding shares of City Bancorp common stock will be exchanged for cash consideration and 50% of the outstanding shares of City Bancorp common stock will be exchanged for shares of BancorpSouth common stock. In general, in the event that more or less than 50% of the outstanding shares of City Bancorp common stock elect or otherwise are to receive BancorpSouth common stock as consideration, the amount of cash that you will have the right to receive upon exchange of your shares of City Bancorp common stock will be adjusted on a pro rata basis so that, in the aggregate, 50% of the shares of City Bancorp common stock will be converted into the right to receive shares of BancorpSouth common stock and the remaining 50% of the shares of City Bancorp common stock will be converted into the right to receive cash. Likewise, in the event that more or less than 50% of the outstanding shares of City Bancorp common stock elect or otherwise are to receive cash as consideration, the amount of stock that you will have the right to receive upon exchange of your shares of City Bancorp common stock will be adjusted on a pro rata basis so that, in the aggregate, 50% of the shares of City Bancorp common stock will be converted into the right to receive shares of BancorpSouth common stock and the remaining 50% of the shares of City Bancorp common stock will be converted into the right to receive cash.
     As a result, you may receive a different combination of consideration than you elected, based on the choices made by other City Bancorp shareholders. Therefore, if you make a cash election, there is no assurance that you will receive cash in exchange for all of your designated shares of City Bancorp common stock, and if you make a stock election, there is no assurance that you will receive shares of BancorpSouth common stock in exchange for all of your designated shares of City Bancorp common stock.
     The exchange agent reserves the right to deem that you have not made an election if:
•	You fail to follow the instructions with respect to the election form or otherwise fail to properly make an election; or

•	A completed election form is not received by the exchange agent by the election deadline of 5:00 p.m., Central Time, on [•], 2007, 10 business days after the City Bancorp special meeting of shareholders.

INSTRUCTIONS FOR MAKING AN ELECTION
     1. Time in which to Make an Election. For an election to be validly made, the exchange agent must receive the election form, properly completed and signed, at one of the addresses set forth on the front of this election form and letter of transmittal, prior to 5:00 p.m., Central Time, on [•], 2007, 10 business days after the City Bancorp special shareholders meeting. Any shareholder whose election form is not so received will be deemed not to have made an election and will receive consideration in such form of cash and/or shares of BancorpSouth common stock as BancorpSouth shall determine consistent with the terms of the merger agreement as described in the accompanying Proxy Statement/Prospectus. None of City Bancorp, BancorpSouth or the exchange agent have any obligation to notify you or anyone else if the exchange agent has not received your election form and letter of transmittal or your City Bancorp stock certificate(s) or that the election form and letter of transmittal you submitted has not been properly completed, and none of City Bancorp, BancorpSouth or the exchange agent will incur any liability for any failure to give such notification. Until any documents the exchange agent may require are received by the exchange agent at one of the addresses set forth on the front of this election form and letter of transmittal, the shareholder will not receive a check representing cash consideration or any certificates of BancorpSouth common stock. The merger consideration will not be sent until the merger is completed, and no interest shall accrue or be payable on such amount.
     2. Change or Revocation of Election. A City Bancorp shareholder who has made an election may, at any time prior to the election deadline, change or revoke the shareholder’s election by submitting to the exchange agent a revised election form, properly completed and signed. After the election deadline, a holder of City Bancorp common stock may not change or revoke his or her election unless the merger agreement is terminated.
     3. Forms of Election by Nominees. Any registered holder of City Bancorp common stock who is a nominee for more than one beneficial owner (provided that shares of City Bancorp common stock held in one account by joint owners will be deemed owned by one beneficial owner) must submit a separate election form for each distinct beneficial owner. Upon the request of BancorpSouth, such registered holder will be required to certify to the satisfaction of BancorpSouth that he, she or it holds those shares of City Bancorp common stock subject to an election as nominee for the beneficial owner covered by such election form and for no other beneficial owner(s).
     4. Delivery of Election Form. The properly completed and signed copy of the election form should be delivered to the exchange agent at one of the addresses set forth above. The method of delivery of the election form is at the option and risk of the shareholder. All questions as to the validity, form and eligibility of any election form will be determined by BancorpSouth, and its determination shall be final and binding. BancorpSouth has the absolute right to reject any and all election forms which it determines are not in proper form or to waive minor irregularities in any election form. All elections will be considered in accordance with the terms and conditions of the merger agreement. If there is any inconsistency or conflict between the election form and the merger agreement, the merger agreement shall control in all cases.
     5. Signatures on Election Form. If the election form is signed by the registered holder of certificate(s), the signature must correspond exactly with the name written on the face of the certificate(s) without alteration, enlargement or any change whatsoever. If the certificate(s) subject to the election form is owned of record by two or more joint owners, all such owners must sign the election form. If any shares are registered in different names on several certificate(s), it will be necessary to complete, sign and submit as many separate election forms as there are different registrations of certificates. If the election form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or others acting in a fiduciary or representative capacity, such person must so indicate when signing, must give his or her full title in such capacity, and must provide evidence satisfactory to the exchange agent of his or her authority to so act. The exchange agent will not deliver the merger consideration until the registered holder complies with all of these instructions.
     6. Stock Transfer Taxes. In the event that any transfer or other taxes become payable by reason of the payment of the merger consideration in any name other than that of the registered holder, such transferee or assignee must pay such tax to the exchange agent or must establish to the satisfaction of exchange agent that such tax has been paid or is not applicable.

     7. Voting Rights and Dividends. Holders of City Bancorp common stock will continue to have the right to vote, and to receive all dividends paid on, all shares of City Bancorp common stock until the merger becomes effective.
     8. Lost or Destroyed Certificates. If any of your City Bancorp stock certificates has been lost, stolen or destroyed, circle the missing certificate number on the certificates list in Item 2 of the election form (Description of Shares of City Bancorp Common Stock) and check the box in Item 3 (Lost or Destroyed Certificates). Promptly return the certificate(s) that you do have along with the election form in the enclosed brown envelope. You will receive replacement instructions for lost, stolen or destroyed certificates after the City Bancorp shareholders special meeting, which will involve the execution of lost certificate affidavits, the issuance of replacement certificates and, if required by BancorpSouth, provision of a lost instrument bond. If you properly complete this documentation to the satisfaction of BancorpSouth, your election with respect to the lost, stolen or destroyed certificates will be honored.
     9. Additional Copies. Additional copies of the election form may be obtained from the exchange agent at the mailing address set forth on the front of the election form and letter of transmittal or by calling [•].
     10. Inquiries. All questions regarding the election form should be directed to the exchange agent at the mailing address set forth above or by telephone at [•].
     11. Non-Consummation of Merger. Consummation of the merger is subject to the approval of the shareholders of City Bancorp of the merger agreement and to the satisfaction of certain other conditions, including regulatory approvals. If the merger agreement is terminated for any reason, all elections will be void and of no effect, and the exchange agent will return all City Bancorp stock certificates to their record owners.
     12. Shares in Escrow Fund. Approximately $3 million of the merger consideration, half in cash and half in shares of BancorpSouth common stock, will be deposited into escrow at the effective time. This escrow fund will be used to pay judgments, settlements and related legal fees and costs relating to certain outstanding litigation against City Bancorp or any subsidiary of City Bancorp that is a party to this litigation. Pursuant to the terms of the escrow agreement, two co-representatives will be entitled to vote such shares until the shares are released from escrow unless such City Bancorp shareholder affirmatively elects to retain such voting rights. To make an election with respect to the right to vote shares that will be deposited in the escrow fund, See Item 4 on the election form (Shares in Escrow Fund). The escrow agent will not be liable for any of its actions under the escrow agreement except in the event of its gross negligence, willful misconduct or bad faith; and will be indemnified out of the escrow fund for any loss, liability or expense (if not resulting from its gross negligence, willful misconduct or bad faith) reasonably incurred by it arising out of or in connection with the escrow agreement.

ELECTION FORM
1. ELECTION. Check only one box below. Please note that, as described above, because the merger agreement has limited the total amount of cash and common stock that BancorpSouth will pay in the merger, there is no guarantee that you will receive cash for all of your shares of City Bancorp common stock with respect to which you make a cash election even if you make a proper cash election. Likewise, there is no guarantee that you will receive BancorpSouth common stock for all of your shares of City Bancorp common stock for which you make a stock election even if you make a proper stock election.
☐	EXCHANGE ALL SHARES FOR CASH. The undersigned elects to receive only cash in exchange for all of his or her shares of City Bancorp common stock.

☐	EXCHANGE ALL SHARES FOR STOCK. The undersigned elects to receive only shares of BancorpSouth common stock in exchange for all of his or her shares of City Bancorp common stock.

☐	EXCHANGE SHARES FOR STOCK AND THE BALANCE FOR CASH. The undersigned elects to receive a combination of shares of BancorpSouth common stock and cash in exchange for his or her shares of City Bancorp common stock. (Please write the number of shares that you would like to exchange for stock in the blank space above.)
2. DESCRIPTION OF SHARES OF CITY BANCORP COMMON STOCK.

No. of Shares
Name(s) and Address(es) of Registered Holder(s)	Certificate	Represented by
(Print exactly as name appears on Certificate)	Number	Certificate

3. LOST OR DESTROYED CERTIFICATES. If certificates representing shares of City Bancorp common stock have been lost, stolen or destroyed, please check here ☐ and circle the missing certificate number(s) in Item 2 above. The exchange agent will send you additional documents to complete.
4. SHARES IN ESCROW FUND. Please note, as described above, that you must affirmatively elect to retain your voting rights with respect to the BancorpSouth shares deposited into the Escrow Fund or, pursuant to the terms of the escrow agreement, two co-representatives will be appointed to vote the shares. Checking the box below is not required, but if you would like to retain your right to vote the shares deposited in the escrow fund, you must check the box below.
☐	RETAIN VOTING RIGHTS. The undersigned elects to retain voting rights with respect to the BancorpSouth shares that will be deposited in the escrow fund at the effective time.

5. SIGN HERE:
Signature(s) of Registered Holder(s)

(Must be signed by registered holder(s) exactly as name(s) appear(s) on such holder’s City Bancorp stock certificate(s). If signed by a trustee, executor, administrator, guardian, officer, attorney-in-fact or other person acting in a fiduciary or representative capacity, the capacity of the person should be indicated. See Instruction 5.) (Attach additional pages if necessary.)
Date                                         , 200
Name(s)

(Please print)
Address(es)

Telephone Number(s)

Capacity (Full title)

PART II. TRANSMITTAL OF SHARES
INSTRUCTIONS FOR EXCHANGING SHARES OF CITY BANCORP COMMON STOCK FOR SHARES
OF BANCORPSOUTH, INC. COMMON STOCK
     1. General. Please do not send your stock certificate(s) directly to City Bancorp or BancorpSouth. City Bancorp common stock certificate(s), together with this election form and letter of transmittal, properly signed and completed, or a facsimile copy hereof, and any supporting documents (see Instruction 2), should be mailed in the enclosed brown envelope, or otherwise delivered to the exchange agent at either of the addresses listed on the front of this election form and letter of transmittal. The method of transmitting the City Bancorp common stock certificate(s) is at your option and risk, but if delivery is by mail, then registered mail with return receipt requested, properly insured, is suggested. All questions as to whether stock certificates have been correctly submitted will be determined by BancorpSouth, and its determination shall be final and binding.
     2. Signatures. The signature (or signatures, in the case of certificates for shares owned by two or more joint holders) on the letter of transmittal below should correspond exactly with the name(s) as written on the face of the City Bancorp common stock certificate(s) surrendered, unless the shares described on the letter of transmittal below have been assigned by the registered holder or holders thereof, in which event the letter of transmittal should be signed in exactly the same form as the name(s) of the last transferee(s) indicated on the transfers attached to or endorsed on the certificate(s). If the “Special Issuance Instructions” box is completed, then the signature(s) on the letter of transmittal must be guaranteed as specified in Instruction 3 below.
     If the letter of transmittal, or any endorsement or stock power required by Instruction 3, is signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact or other person acting in a fiduciary or representative capacity, the person signing must give his or her full title in such capacity and enclose appropriate evidence of his or her authority to so act. If additional documents are required by the exchange agent, you will be advised by letter.
     3. Endorsement of Certificate(s); Medallion Guarantee. If the BancorpSouth common stock certificates and/or checks are to be issued in the same name as the registered holder(s) of the surrendered City Bancorp common stock certificate(s), such certificate(s) need NOT be endorsed or accompanied by separate stock powers and the signature(s) need NOT be guaranteed. If, however, any BancorpSouth common stock certificate and/or a check is to be issued in a name different from that of the registered holder(s), then (i) the City Bancorp common stock certificate(s) must be duly endorsed or accompanied by appropriate stock powers, in either case, signed exactly as the name(s) of the registered holder(s) appear(s) on such certificate(s), (ii) the signature of endorsement for transfer on such certificate or separate stock powers must be guaranteed by a financial institution that is a member of a Securities Transfer Association approved medallion program such as STAMP, SEMP or MSP, (iii) the person surrendering such certificate(s) must remit to the exchange agent the amount of any transfer or other taxes payable by reason of the issuance or payment to a person other than the registered holder(s) of the certificate(s) surrendered, or establish to the satisfaction of the exchange agent that such tax has been paid or is not applicable, and (iv) the “Special Issuance Instructions” box must be completed.
     4. Lost or Destroyed Common Stock Certificates. If any of your City Bancorp common stock certificates have been lost, stolen or destroyed, please check the box on the front of the letter of transmittal, fill in the blank to show the number of shares represented by lost, stolen or destroyed certificates and return the certificate(s) that you do have along with the election form and letter of transmittal in the enclosed brown envelope. You will be instructed as to the steps you must take in order to receive a certificate representing BancorpSouth common stock and/or a check in accordance with the merger agreement. Such steps will involve the execution of lost certificate affidavits, the issuance of replacement certificates and, if required by BancorpSouth, provision of a lost instrument bond.
     5. Additional Copies. Additional copies of the letter of transmittal may be obtained from the exchange agent at the mailing address set forth above or by telephone at [•].

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     6. Inquiries. All questions regarding appropriate procedures for surrendering City Bancorp common stock certificate(s) should be directed to the exchange agent at the mailing address set forth above or by telephone at [•].
     7. Special Issuance and Delivery Instructions. If new BancorpSouth common stock certificate(s) and/or a check are to be issued in the name of someone other than the person(s) signing the letter of transmittal, indicate in Special Issuance Instructions the name and address of the person in whose name such certificate(s) and/or check are to be issued. In such event, follow Instruction 3 above. Indicate in Special Delivery Instructions the name and address to which the new certificate and/or check are to be sent if they are to be sent (i) to someone other than the person(s) signing the letter of transmittal or (ii) to the person(s) signing the letter of transmittal at an address other than that appearing on the label on the front of the letter of transmittal.
     8. Fractional Shares. Pursuant to the merger agreement, no certificate or script representing fractional shares of BancorpSouth common stock will be issued upon the surrender of City Bancorp common stock certificate(s). In lieu of any such fractional share of BancorpSouth common stock a City Bancorp shareholder would otherwise be entitled to receive upon surrender of City Bancorp common stock certificate(s), such shareholder shall be paid an amount in cash (without interest) equal to such fraction multiplied by the per share closing price on the New York Stock Exchange of BancorpSouth common stock on the closing date.
     9. Dividends on Shares of BancorpSouth Common Stock. It is important that the City Bancorp common stock certificate(s) be surrendered promptly because until so surrendered the holder thereof will not receive any dividends or other distributions on shares of BancorpSouth common stock. Upon surrender, there shall be paid (except with respect to the escrowed shares) to the person in whose name the shares of BancorpSouth common stock are issued (without interest) any dividends or other distributions having a record date after the effective date of the merger and payable with respect to such shares of BancorpSouth common stock between the effective date of the merger and the time of such surrender. Dividends with respect to escrowed shares will be retained by the escrow agent as part of the escrow deposit until the shares with which they are associated are distributed to either BancorpSouth or the City Bancorp shareholders pursuant to the terms of the escrow agreement. Upon release of shares from escrow, such dividends shall be distributed to the person to whom the shares are released.
     10. Substitute Form W-9. Each non-exempt shareholder surrendering City Bancorp common stock certificate(s) for payment is required to provide the exchange agent with a correct Taxpayer Identification Number on Substitute Form W-9, which is provided below under “Important Tax Information,” and to indicate whether the shareholder is subject to backup withholding by checking the appropriate box in Part 2 of the form. Each shareholder must date and sign the Substitute W-9 in the spaces indicated. Failure to provide the information on the form may subject the shareholder to a 28% federal income tax withholding on any cash payment he or she is otherwise entitled to receive pursuant to the merger agreement. The box in Part 3 of the form may be checked if the shareholder has not been issued a Taxpayer Identification Number and has applied for a number or intends to apply for a number in the near future. If the box in Part 3 is checked and the exchange agent is not provided with a Taxpayer Identification Number within 60 days, the exchange agent will withhold 28% of the cash payment that the shareholder is otherwise entitled to receive until a Taxpayer Identification Number is provided to the exchange agent.
     11. Non-Consummation of Merger. Consummation of the merger is subject to the approval of the shareholders of City Bancorp and to the satisfaction of certain other conditions, including regulatory approvals. No payments of merger consideration related to any surrender of the certificates(s) will be made prior to the consummation of the merger, and no payments of the merger consideration will be made to shareholders if the merger agreement is terminated. If the merger agreement is not approved by the City Bancorp shareholders or is terminated for any other reason, the exchange agent will return all City Bancorp stock certificates to their record owners.

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LETTER OF TRANSMITTAL
Ladies and Gentlemen:
     In connection with the Agreement and Plan of Merger, dated as of October 31, 2006, between BancorpSouth, Inc., a Mississippi corporation, and City Bancorp, a Missouri corporation, pursuant to which, subject to the fulfillment of certain conditions, City Bancorp will merge with and into BancorpSouth, with BancorpSouth surviving, the undersigned hereby transmits to you for exchange, on the terms and conditions of the merger agreement and this letter of transmittal, certificate(s) representing shares of the outstanding common stock of City Bancorp as described below.
     Please mail to the undersigned, as instructed below, a new certificate representing the number of whole shares of the common stock, $2.50 par value per share, of BancorpSouth and/or the amount of cash (including cash in lieu of fractional shares of BancorpSouth common stock, if any) to which the undersigned is entitled based on the enclosed election form, after any necessary adjustments to the merger consideration pursuant to the terms of the merger agreement.
     The undersigned hereby represents and warrants that (i) the undersigned is the record owner of the shares of City Bancorp common stock represented by the certificate(s) hereby delivered, (ii) the undersigned has full right, power, legal capacity and authority to sell, transfer and deliver such certificate(s), free and clear of all liens, charges and encumbrances and not subject to any adverse claims, and (iii) there is no limitation or restriction on the sale, transfer and delivery of such certificate(s). The undersigned will, upon request, execute any additional documents necessary or desirable to complete the sale, transfer and cancellation of the shares of City Bancorp common stock represented by the certificate(s) hereby delivered.

Name(s) and Address(es) of Registered Owner(s)	Certificate(s) Surrendered
(Please correct any errors)	(Attach additional signed schedule, as necessary)
Number of Shares
Represented by
	Certificate No(s).	Certificate No(s).

TOTAL SHARES:

☐	If any of the certificates representing City Bancorp common stock which you own have been lost, stolen or destroyed, check this box and see Instruction 4. Please fill out the remainder of this letter of transmittal and indicate here the number of shares of City Bancorp common stock represented by the lost, stolen or destroyed certificates. (Number of Shares)

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     Certificates must be endorsed and signatures guaranteed if the new certificates representing shares of BancorpSouth common stock are to be registered in the name of anyone other than the registered holder or mailed to any person(s) other than the person(s) signing this transmittal form.

SPECIAL ISSUANCE INSTRUCTIONS		SPECIAL DELIVERY INSTRUCTIONS
(See Instruction 3 and Instruction 7)		(See Instruction 7)

Fill in ONLY if BancorpSouth common stock and/or check(s) are to be issued in a name other than the name appearing above.		Fill in ONLY if BancorpSouth common stock and/or check(s) are to be delivered to someone other than the undersigned or to the undersigned at an address other than that shown above.

Name:

	(Please Print: First, Middle & Last Name)	Name:

(Please Print: First, Middle & Last Name)

Address:

	(Number and Street)	Address:

(Number and Street)

(City, State)	(Zip Code)

		(City, State)	(Zip Code)

(Tax Identification or Social Security Number)
     BancorpSouth hereby reserves the absolute right to reject any and all certificates representing City Bancorp common stock or letters of transmittal not in proper form or to waive any irregularities or defects in the surrender of any certificates representing City Bancorp common stock delivered in connection herewith, and BancorpSouth’s interpretation of the terms and conditions of the merger agreement and this letter of transmittal with respect to such irregularities and defects shall be final and binding. All authority herein conferred shall survive the death or incapacity of the undersigned, and all obligations of the undersigned hereunder shall be binding on the heirs, personal representatives, successors or assigns of the undersigned.
PLEASE SIGN HERE

X	Dated:	, 200

(Must be signed by registered holder(s) exactly as name(s) appear(s) on certificate(s) or by person(s) to whom the shares of City Bancorp common stock surrendered have been assigned and transferred as evidenced by endorsements or stock powers transmitted herewith, with signatures guaranteed. If signing is by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact or other person acting in a fiduciary or representative capacity, please set forth full title and endorse proper evidence of authority to so act.) (See Instruction 2.)

(Area Code and Telephone Number)

(Tax Identification or Social Security Number)

Signature(s) Guaranteed by

(Only if required. See Instruction 3.)

(If Required, Title of Officer Signing this Guarantee)

(If Required, Name of Guaranteeing Firm – Please Print)

(If Required, Address of Guaranteeing Firm)

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IMPORTANT TAX INFORMATION
     Under U.S. federal income tax law, a shareholder whose shares of City Bancorp common stock are surrendered with the letter of transmittal is required to provide the exchange agent with the shareholder’s current Taxpayer Identification Number on Substitute Form W-9. If such shareholder is an individual, the Taxpayer Identification Number is his or her social security number. If the exchange agent is not provided with the correct Taxpayer Identification Number, the shareholder may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, any cash payment made to such shareholder, whether as merger consideration, in lieu of fractional shares or for other distributions to which the shareholder is entitled with respect to shares surrendered in connection with the merger, may be subject to backup withholding at the rate of 28%.
     Certain shareholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, that shareholder must submit a statement, signed under penalties of perjury, attesting to that individual’s exempt status. Such statements can be obtained from the exchange agent. See the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 below for additional instructions.
     If backup withholding applies, the exchange agent is required to withhold 28% of any cash payment made to the shareholder with respect to shares of City Bancorp common stock surrendered in connection with the merger agreement. Backup withholding is not an additional tax. Rather, the tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in any overpayment of taxes, a refund from the Internal Revenue Service may be obtained.
Purpose of Substitute Form W-9
     To prevent backup withholding on any cash payment made to a shareholder with respect to shares of City Bancorp common stock surrendered in connection with the merger agreement, the shareholder is required to notify the exchange agent of his or her correct Taxpayer Identification Number by completing the attached Substitute Form W-9 and certifying that the Taxpayer Identification Number provided on Substitute Form W-9 is correct (or that such shareholder is awaiting a Taxpayer Identification Number). In addition, the shareholder must complete Part 2 of the Substitute Form W-9, check the appropriate box, and date and sign as indicated.
What Number to Give the Exchange Agent
     The shareholder is required to give the exchange agent the social security number or employer identification number of the record owner of the shares of City Bancorp common stock being surrendered for payment in connection with the merger agreement. If the shares are in more than one name or are not in the name of the actual owner, consult the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 below for additional guidance on which number to report.

PAYER’S NAME: BANCORPSOUTH, INC.

SUBSTITUTE Form W-9	Part 1 — PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW.		Social Security Number
OR

Employer Identification Number

Part 2 — Check the box below. I am (we are) NOT subject to backup withholding under the Internal Revenue Code because (a) I am (we are) exempt from backup withholding, or (b) I (we) have not been notified that I am (we are) subject to backup withholding as a result of failure to report all interest or dividends, or (c) the Internal Revenue Service has notified me (us) that I am (we are) no longer subject to backup withholding.
☐ Correct ☐ Not Correct

Payer’s Request for Taxpayer Identification Number (“TIN”)	CERTIFICATION — UNDER PENALTIES OF PERJURY, I CERTIFY THAT THE INFORMATION PROVIDED ON THIS FORM IS TRUE, CORRECT AND COMPLETE. I AM A U.S. PERSON.		Part 3 — ☐ Awaiting TIN
SIGNATURE: ______________________________
DATE: _________________, 200____

For assistance in completing this form, call Computershare Trust Company, N.A. at [•] and also see Instruction 10 and “Important Tax Information” above.

NOTE:	FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY CASH PAYMENT (IF ANY) MADE TO YOU WITH RESPECT TO SHARES OF CITY BANCORP COMMON STOCK SURRENDERED IN CONNECTION WITH THE MERGER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.
YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 3 OF SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office, or (b) I intend to mail or deliver an application in the near future. I understand that because I have not provided a taxpayer identification number, 28% of all reportable payments made to me thereafter will be withheld until I provide a number. If I provide a properly certified taxpayer identification number within 60 days, you will refund the tax if I so request.
, 200

Signature	Date
GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9
Guidelines for Determining the Proper Identification Number to Give the Payer. Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

		Give the		Give the EMPLOYER
		SOCIAL SECURITY		IDENTIFICATION
For this type of account:		number of –	For this type of account:	number of –
1.	An individual’s account	The individual	7. Corporate or limited liability company electing corporate status on Form 8832	The corporation

2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, any one of the individuals	8. Religious, charitable or educational organization account	The organization

3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor	9. Partnership or multi-member limited liability company	The partnership

		Give the		Give the EMPLOYER
		SOCIAL SECURITY		IDENTIFICATION
For this type of account:		number of –	For this type of account:	number of –
4.	a. The usual revocable savings trust account (grantor is also trustee)	The grantor trustee	10. Association, club or other tax-exempt organization	The organization

	b. So-called trust account that is not a legal or valid trust under State law	The actual owner

5.	Sole proprietorship or single-owner limited liability company account	The owner	11. A broker or registered nominee	The broker or nominee

6.	A valid trust, estate or pension trust	Legal entity	12. Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district or prison) that receive agricultural program payments	The public entity

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9
Obtaining a Number
If you don’t have a taxpayer identification number or you don’t know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.
Payees Exempt from Backup Withholding
Payees specifically exempted from backup withholding on ALL payments include the following:
▪	An organization exempt from tax under section 501(a) or an individual retirement plan.

▪	The United States or any agency or instrumentality thereof.

▪	A State, the district of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

▪	A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

▪	An international organization or any agency, or instrumentality thereof.
Other Payees MAY be exempt from backup withholding:
▪	A corporation.

▪	A financial institution.

▪	A registered dealer in securities or commodities registered in the U.S. or a Possession of the U.S.

▪	A real estate investment trust.

▪	A common trust fund operated by a bank under section 584(a).

▪	An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).

▪	An entity registered at all times under the Investment Company Act of 1940.

▪	A foreign central bank of issue.

▪	Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6049 and 6050N.
Exempt payees described above should file Substitute Form W-9 to avoid possible erroneous backup withholding.
Privacy Act Notice. Section 6109 requires most recipients of dividend, interest or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 28% of taxable interest, dividend and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.
Penalties
(1) Penalty for Failure to Furnish Taxpayer Identification Number. If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
(3) Criminal Penalty for Falsifying Information. Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
FOR ADDITIONAL INFORMATION, CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE